Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Brian Keogh
425-453-9400

ESTERLINE ACQUIRES ECLIPSE ELECTRONIC SYSTEMS

Strengthens Position in Intelligence, Surveillance and Reconnaissance (ISR) Market

Bellevue, Wash. – January 3, 2011 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace and defense markets, announced today that it has acquired Eclipse Electronic Systems for total consideration of approximately $120 million, subject to certain adjustments. The acquisition was financed from cash on hand.

Eclipse, headquartered in Richardson, Texas, is a leading supplier of signals intelligence and communications intelligence (SIGINT/COMINT) receiver hardware to the airborne intelligence, surveillance and reconnaissance (ISR) market. The company’s products incorporate modern, open-architecture software/firmware configurable designs, and are deployed on a wide range of U.S. and foreign manned airborne platforms. Eclipse products also are deployed on such next generation unmanned platforms as the Northrop Grumman Global Hawk, and General Atomics Reaper and Predator.

Brad Lawrence, Esterline CEO, said Eclipse is a “…true technology leader with a significant presence on the majority of airborne SIGINT platforms.” Lawrence added that “Eclipse is a highly respected and fast growing company with a broad base of customers, both among major industry prime integrators and within the government defense and intelligence communities.”

For Esterline, the transaction creates a robust business platform for growth in the ISR market. “Eclipse aligns well with our other communications businesses in secure on-board communications,” Lawrence said, adding that a combination of continued organic growth and the potential for further acquisitions “…will enable Esterline to develop a broader position in this important and growing market.”

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Jeff Sanders, founder and Chief Executive Officer of Eclipse, commented, “We are very pleased to join forces with Esterline and believe the partnership will provide solid infrastructure and assistance in important areas such as sales and marketing. Access to strategic and working capital will also enable us to extend our leadership position in the SIGINT market and expand our suite of products and technology to encompass new platforms and new categories.”

Lawrence noted that Sanders will remain with the business and continue to serve as Chief Executive Officer of Eclipse.

Esterline will host a conference call to discuss the acquisition at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today. The U.S. dial-in number is 866-831-6243; outside the U.S. dial 617-213-8855. The pass code is 88261472. A live webcast and replay of the call will be available at www.esterline.com under Investor Relations.

About Esterline

Esterline Corporation is a leading world-wide supplier to the aerospace and defense industry specializing in three core areas: Avionics & Controls, Sensors & Systems, and Advanced Materials. Operations within the Avionics & Controls segment focus on high-technology electronics products for military and commercial aircraft and land- and sea-based military vehicles, secure communications systems, specialized medical equipment, and other industrial applications. The Sensors & Systems segment includes operations that produce high-precision temperature and pressure sensors, electrical power distribution equipment, and other related systems principally for aerospace and defense customers. Operations within the Advanced Materials segment focus on technologies, including high-temperature resistant materials and components used for a wide range of military and commercial aerospace purposes and combustible ordnance and electronic warfare countermeasure products.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.